Exhibit 99.(8)(q)3

Amendment No. 1 to

Participation Agreement

This Amendment No. 1 to that certain Participation Agreement (the “Agreement”) dated as of December 1, 2008 among National Life Insurance Company (the “Company”), Van Eck VIP Trust (f/k/a Van Eck Worldwide Insurance Trust) (the “Trust”), Van Eck Associates Corporation (the “Adviser”) and Van Eck Securities Corporation (the “Underwriter”) is effective April 1, 2016.

WHEREAS, the Company, Trust, Adviser and Underwriter (each a “Party” and, together, the “Parties”) desire to amend the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties agree as follows:

1.              Article XII of the Agreement is hereby amended and restated by revising the addresses of the Fund, Underwriter and Adviser as follows:

“If to the Fund:

666 Third Avenue, 9th Floor

New York, NY 10017

Attention: General Counsel

If to Underwriter:

666 Third Avenue, 9th Floor

New York, NY 10017

Attention: General Counsel

If to Adviser:

666 Third Avenue, 9th Floor

New York, NY 10017

Attention: General Counsel”

2.              Schedule B to the Agreement is hereby amended and restated in its entirety as follows:

“SCHEDULE
B

Name of Fund

•                        Each Series of Van Eck VIP Trust — Initial Class

•                        Each Series of Van Eck VIP Trust — Class S

12b-1 Fees

•                  Initial Class: None

•                  Class S: Class S shares of each series of Van Eck VIP Trust are subject to an annual distribution and/or service fee (“Rule 12b-1 fee”) of 0.25% of average daily net assets of the class payable quarterly. For the avoidance of doubt, to the extent the 12b-1 Plan for a Fund is terminated or modified, the Rule 12b-1 fee as set forth herein shall be modified accordingly.

3.              Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

(Signature Page to follow)

Each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

National Life Insurance Company

By:	/s/ Scott Edblom
Name:	Scott Edblom
Title:	Vice President — Product Strategy & Innovation

Van Eck Securities Corporation

By:	/s/ Bruce J. Smith
Name:Bruce J. Smith
Title:	SVP & CFO

Van Eck Associates Corporation

By:	/s/ Bruce J. Smith
Name:Bruce J. Smith
Title:	SVP & CFO

Van Eck VIP Trust

By:	/s/ Bruce J. Smith
Name:Bruce J. Smith
Title:	SVP & CFO